                                                                   EXHIBIT 10.33

                                  AMENDMENT TO
                        REDHOOK ALE BREWERY, INCORPORATED
                            1992 STOCK INCENTIVE PLAN

       THIS AMENDMENT is adopted as of July 25, 1996, by REDHOOK ALE BREWERY, INCORPORATED, a Washington corporation (the "Company").

                                    RECITALS

       A. The Redhook Ale Brewery, Incorporated 1992 Stock Incentive Plan (the "1992 Plan") was adopted by the Board of Directors of the Company on October 20, 1992, and approved by the shareholders of the Company on March 31, 1993 (capitalized terms used but not defined in this Amendment will have the meanings given those terms in the 1992 Plan).

       B. On October 11, 1994, the Board of Directors of the Company approved an amendment to Section 4.1 of the 1992 Plan increasing from 390,000 to 570,000 the number of shares of Common Stock with respect to which Awards could be granted under the 1992 Plan, and this amendment was approved by the shareholders of the Company on November 10, 1994.

       C. On May 24, 1995, the Board of Directors of the Company approved an amendment to Section 4.1 of the 1992 Plan increasing from 570,000 to 770,000 the number of shares of Common Stock with respect to which Awards could be granted under the 1992 Plan, and this amendment was approved by the shareholders of the Company on June 14, 1995.

       D. On February 27, 1996, the Board of Directors of the Company approved
(a) an amendment to Section 4.1 of the 1992 Plan increasing from 770,000 to 1,270,000 the number of shares of Common Stock with respect to which Awards could be granted under the 1992 Plan, and (b) an amendment to Section 6.1 of the 1992 Plan limiting the number of shares subject to any Option or Options granted to any person in one calendar year, and these amendments were approved by the shareholders of the Company on May 21, 1996.

       E. The Company desires to further amend the 1992 Plan in certain respects.

       NOW, THEREFORE, the 1992 Plan as previously amended is hereby further amended as follows:

       1. Section 2.1 of the Plan is amended to add the following definition immediately following the definition of "Exchange Act":

       "Executive Officer" means any employee of the Company who is an "officer" within the meaning of Rule 16a-1(f) of the Exchange Act, as amended from time to time, or any successor rule or rules thereto.

       2. Section 6.3 of the Plan is amended to read in its entirety as follows:

       6.3 ANNUAL LIMITATION ON GRANTS OF INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value of the shares of Common Stock with respect to which, during any calendar year, one or more Incentive Stock Options under this Plan (and/or one or more options under any other plan maintained by the Company or any of its Affiliates for the granting of options intended to qualify under Section 422 of the Code) become exercisable for the first time by a Holder shall not exceed $100,000 (said value to be determined as of the respective dates on which the options are granted to the Holder). If (a) a Holder holds one or more Incentive Stock Options under this Plan (and/or one or more options under any other plan maintained by the Company or any of its Affiliates for the granting of options intended to qualify under Section 422 of the Code), and (b) the aggregate Fair Market Value of the shares of Common Stock with respect to which, during any calendar year, such options become exercisable for the first time exceeds $100,000 (said value to be determined as provided above), then such option or options are intended to qualify under Section 422 of the Code with respect to the maximum number of such shares as can, in light of the foregoing limitation, be so qualified, with the shares so qualified to be the shares subject to the option or options earliest granted to the Holder. If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Nonqualified Stock Option.

       3. Article VI of the Plan is amended to add the following at the end thereof:

       6.8 GRANTS OF OPTIONS BY CHIEF EXECUTIVE OFFICER. Notwithstanding the foregoing provisions of this Article VI, the person serving as Chief Executive Office of the Company shall be authorized to designate from time to time those eligible employees to be granted Options, the time when the Options shall be granted to the eligible employees, the number of shares subject to such Options, whether the Options are to be Incentive Stock Options or Nonqualified Stock Options, the purchase price of the shares of Common Stock subject to the Options, and such other terms and conditions of the Options as the Chief Executive Officer determines; PROVIDED, HOWEVER, that (a) the authority of the Chief Executive Officer under this Section 6.8 shall not exceed that of the Committee under the foregoing provisions of this Article VI; (b) the Chief Executive Officer shall have no authority under this Section 6.8 to grant any Option to any person who is an Executive Officer at the time of the grant; (c) the purchase price of the shares of Common Stock subject to an Option granted under this Section 6.8 shall not be less than the Fair Market Value of the Common Stock as of the date the Option is granted; and (d) the Chief Executive Officer shall provide a report to the Committee of all persons to whom options have been granted under this
       Section 6.8 and the material terms and conditions of such Options.

       4. Except as amended hereby, the 1992 Plan as previously amended shall remain in full force and effect.

       IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

                                REDHOOK ALE BREWERY, INCORPORATED



                                By /s/ Bradley A. Berg
                                   -----------------------------------------
                                   Bradley A. Berg, Executive Vice President
                                   and Chief Financial Officer